UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2023

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14027	04-3145961
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Wiggins Avenue

Bedford, Massachusetts 01730

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 457-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 24, 2023, Anika Therapeutics, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Philip Mundy, as Parcus Medical, LLC Unitholder Representative (“Claimant”), resolving arbitration regarding the earnout provisions agreed to in that certain Agreement and Plan of Merger, dated January 4, 2020, by and between the Company, Parcus Medical, LLC, Sunshine Merger Sub, LLC and Philip Mundy (the “Merger Agreement”).

Pursuant to the Settlement Agreement, the Company has made a one-time payment of $3,250,000 to Claimant. In addition, the parties mutually agreed to release any and all claims, actions, causes of action, suits, debts, compensation, promises, demands, rights, liabilities, defenses, damages, costs, expenses (including attorneys’ fees) and losses of every kind and nature whatsoever, known or unknown, that the parties have or in the future may have (not including any rights to defense and/or indemnification of third party claims otherwise provided by one party to the other) arising out of the Merger Agreement.

The Company has entered into the Settlement Agreement solely to eliminate the burden, expense, distraction, and uncertainties of further arbitration. The Settlement Agreement is not, and shall not be construed as, an admission of any fault or liability by the Company. The parties have also agreed to certain confidentiality provisions, subject to certain exceptions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: April 28, 2023	By:	/s/ Cheryl R. Blanchard
Cheryl R. Blanchard
President and Chief Executive Officer